Ex. 99.2

eXp Realty Appoints Wendy Forsythe as Chief Operating Officer
Former Agent, Brokerage Owner, and Industry Executive to Lead Operations

BELLINGHAM, Wash. — June 9, 2026 — eXp Realty®, the most agent-centric™ real estate brokerage on the planet and the core subsidiary of eXp World Holdings, Inc. (Nasdaq: AGNT), today announced the promotion of Wendy Forsythe to Chief Operating Officer (COO).

Forsythe transitions into the role after two years as Chief Marketing Officer of eXp Realty. Before joining eXp, she served as Chief Operating Officer at HomeSmart International, President at Compass (California and Hawaii Region), and Chief Strategy Officer at Fathom Holdings. She began her real estate career as an agent and later owned and operated a brokerage, giving her a 360-degree view across the real estate ecosystem, from the front lines to the executive suite.

"As eXp Realty continues to scale, our operations must be as agile and innovative as our brand," said Leo Pareja, Chief Executive Officer of eXp Realty. "Wendy's combination of field-level agent empathy, operational excellence, and a proven track record of scaling large brokerages and brands makes her the right leader for our next chapter. She has spent her career aligning vision, execution, and systems and I'm thrilled to partner with her as we build operations worthy of our global community."

During her tenure as CMO, Forsythe led eXp Realty's most significant brand transformation to date — modernizing the global brand identity, expanding the company's social media presence, and elevating agent events like eXpcon into world-class experiences.

In her new role, Forsythe will oversee eXp Realty's operations, technology integration, agent programs, and transaction support, focused on delivering best-in-class service and building the operational efficiencies that empower agents and team leaders to run and grow their businesses. She will also continue providing strategic direction for the marketing organization during the transition period.

"I am honored to step into this role at such a pivotal moment in eXp's growth," said Wendy Forsythe. “Having started my career as an agent and a brokerage owner, I view every operational system and technology tool through the lens of our customer, the eXp agent and team leader. My focus is building scalable, agent-obsessed operations that are ready for what's coming next. We are at an inflection point — AI, technology, and a fundamentally shifting competitive landscape are rewriting the rules of this industry and eXp isn't waiting for permission to lead it."

Forsythe succeeds Patrick O'Neill, who is departing the company. eXp Realty extends its gratitude to O'Neill for his leadership and operational contributions and wishes him continued success.

About eXp World Holdings, Inc. (AGNT)

Built by Agents. Built for Agents. eXp World Holdings, Inc. (Nasdaq: AGNT) is the global parent company of eXp Realty®, the most agent-centric™ real estate brokerage on the planet, NextHome, Inc., an award-winning national real estate franchise, FrameVR.io, a virtual collaboration platform, and SUCCESS® Enterprises, a leading personal development and media brand for entrepreneurs. Together, the AGNT platform provides a world-class multi-model operating system empowering independent agents, franchise owners, and team leaders across the Americas, Europe, the Middle East, Asia Pacific, and South Africa. As a publicly traded company, eXp World Holdings prioritizes transparency, innovation, and long-term value for agents, franchise owners, staff, and shareholders.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s and its management’s current expectations but involve known and unknown risks and uncertainties that could impact actual results materially. These statements include, but are not limited to, participation in or benefits derived from the Company’s platform, tools, compensation model, or equity programs. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include real estate market fluctuations, changes in agent retention or recruitment, competitive pressures, regulatory changes, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. We do not undertake any obligation to update these statements except as required by law.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com